Exhibit 99.1

CONTACT:

Caroline Loewy

Chief Financial Officer

Corcept Therapeutics

650-688-8783

cloewy@corcept.com

www.corcept.com

CORCEPT THERAPEUTICS ANNOUNCES PRICING OF PRIVATE PLACEMENT

CASH SUFFICIENT TO FUND COMPANY THROUGH CORLUX NDA SUBMISSION

MENLO PARK, — (October 13, 2009) - Corcept Therapeutics Incorporated (NASDAQ: CORT), a pharmaceutical company engaged in the development of drugs for the treatment of severe metabolic and psychiatric disorders, today announced that it has entered into a definitive agreement with certain existing investors, including Longitude Capital Management, Sutter Hill Ventures and Alta Partners, and new investors including Federated Kaufmann Funds to raise approximately $18 million in gross proceeds in a private placement through the sale of shares of its common stock and warrants.

Corcept intends to use the net proceeds from the offering to fund the completion of enrollment in its Phase 3 trial of CORLUX© for Cushing’s Syndrome and the submission of its Cushing’s Syndrome NDA, as well as for general corporate purposes, including working capital.

Corcept has entered into a securities purchase agreement pursuant to which it has agreed to sell an aggregate of up to approximately 12.6 million units for $1.43 per unit. The units purchased will consist of one share of the Company’s common stock and one warrant to purchase 0.35 shares of the Company’s common stock at a per share exercise price of $1.66. Units will not be issued or certificated. The shares of common stock and the warrants are immediately separable and will be issued separately, but will be purchased together in this offering. The warrants will have a three year term. The closing of the transaction is expected to occur on or about October 16, 2009, subject to the satisfaction of specified closing conditions. Thomas Weisel Partners LLC acted as exclusive placement agent for the offering.

The shares and warrants sold in the private placement and the shares issuable upon the exercise of the related warrants have not been registered under the Securities Act of 1933, as amended, or state securities laws, and may not be offered or sold in the United States without being registered with the Securities and Exchange Commission (“SEC”) or through an applicable exemption from SEC registration requirements. The shares and warrants were offered and sold only to accredited investors. Corcept has agreed to file a registration statement with the SEC covering the resale of the shares issued in the private placement and the shares issuable upon the exercise of the warrants.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. Any offering of Corcept Therapeutics Incorporated common stock under the resale registration statement will be made only by means of a prospectus.

Statements made in this news release, other than statements of historical fact, are forward-looking statements, including, for example, statements relating to Corcept’s clinical development programs, its spending plans, including the intended use of the proceeds from the financing and for the timing of the closing of the financing. Forward-looking statements are subject to a number of known and unknown risks and uncertainties that might cause actual results to differ materially from those expressed or implied by such statements. For example, there can be no assurances with respect to the commencement, pace of enrollment, cost, rate of spending, completion or success of clinical trials; there can be no assurance with respect to the consummation of financing activities; financial projections may not be accurate; there can be no assurances that Corcept will pursue further activities with respect to the clinical development of CORLUX. These and other risk factors are set forth in the Company’s SEC filings, all of which are available from our website (www.corcept.com) or from the SEC’s website (www.sec.gov). We disclaim any intention or duty to update any forward-looking statement made in this news release.